UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2008

HS3 TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-117874

(Commission File Number)

20-3598613

(IRS Employer Identification No.)

1800 Boulder Street - Suite 600, Denver, Colorado, USA 80211

(Address of principal executive offices and Zip Code)

(303) 455-2550

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 6, 2008 we entered into a professional services agreement dated January 31, 2008 with Pythia, Inc., a private Nevada Corporation, of which Michael Yinger, a director of our company, is a principal. Pythia will create a detailed mapping of our company’s organization from our board of directors down through all functional positions. The intent of the mapping is to provide a linkage with our goals and the tasks necessary to complete them.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 7, 2008, Robert Morrison will step away from his role of president.  Mr. Morrison will be focusing his full attention on business and relationship development on behalf of our company in the newly created position of VP, Corporate and Business Development, reporting to the CEO, Mark Lana.  He will remain as a director on our boar of directors. We are reviewing alternatives to fill the president’s position and will make an announcement on this in the near future.

Item 9.01.	Financial Statements and Exhibits
10.1	Professional Services Agreement dated January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana

Mark Lana

Chief Executive Officer

Date: February 8, 2008